UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2015

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 13, 2015 (the “Restatement Date”), Huntington Ingalls Industries, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Facility”) among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and certain other issuing banks. The Amended Credit Facility includes a revolving credit facility of $1,250 million, with a letter of credit subfacility of $500 million. On the Restatement Date, the Company used cash on hand to repay all amounts outstanding under the prior credit facility, including $345 million in principal amount of outstanding term loans.

The revolving credit facility has a variable interest rate on outstanding borrowings based on the London Interbank Offered Rate (LIBOR) plus a spread based upon the Company’s leverage ratio, which may vary between 1.25% and 2.00%. The revolving credit facility also has a commitment fee rate on the unutilized balance based on the Company’s leverage ratio, which may vary between 0.25% and 0.35%. The Amended Credit Facility contains customary affirmative and negative covenants, as well as a financial covenant based on a maximum total leverage ratio. Each of the Company’s existing and future material wholly owned domestic subsidiaries, except those that are specifically designated as unrestricted subsidiaries, are and will be guarantors under the Amended Credit Facility.

The foregoing description of the Amended Credit Facility is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The administrative agent and lenders, together with their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The administrative agent and lenders and/or their affiliates have, from time to time, performed, or may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: July 15, 2015	By:	/s/ Barbara A. Niland
Barbara A. Niland
Corporate Vice President, Business Management and Chief Financial Officer